SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT



                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934

                Date of Report - December 11, 1995



              Citizens Financial Services, Inc.
      (Exact Name of Registrant as Specified in Its Charter)


     Pennsylvania                      0-13222              23-2265045
(State or Other Jurisdiction   (Commission File Number)   (I.R.S. Employee
    of Incorporation)                                     Identification No.)



       15 South Main Street
     Mansfield, Pennsylvania                         16933
(Address of Principal Executive Offices)           (Zip Code)



                         (717) 662-2121
       (Registrant's Telephone Number, Including Area Code)


                               N/A
  (Former name or former address, if changed since last report)

Item 1.   Changes in Control of Registrant.

          Not Applicable.

Item 2.   Acquisition or Disposition of Assets.

          Not Applicable.

Item 3.   Bankruptcy or Receivership.

          Not Applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Not Applicable.

Item 5.   Other Events.

          On November 28, 1995, First Citizens National Bank ("First Citizens"), a wholly-owned subsidiary of Citizens Financial Services, Inc. and Meridian Bank, a wholly-owned subsidiary of Meridian Bancorp, Inc., signed a definitive agreement for First Citizens to purchase two retail banking offices from Meridian Bank located in Canton, Pennsylvania and Gillett, Pennsylvania. The offices involved in the sale are located at 24 West Main Street, Canton, Bradford County, Pennsylvania and Main Street, Gillett, Bradford County, Pennsylvania. The Canton and Gillett offices have deposits totaling approximately $15.5 million. The sale is subject to obtaining all regulatory approvals and, therefore, the final closing is not expected until March, 1996.

          The discussion which follows is based solely on estimated amounts which may be subsequently adjusted.

          The proposed acquisition would be accomplished by Meridian Bank paying First Citizens National Bank, at closing, cash in the approximate amount of $10,560,000. In addition to receiving cash and assuming liabilities consisting primarily of deposits totaling $15,500,000, First Citizens expects to acquire assets in the amount of $1,734,000. These assets consist of loans in the amount of $500,000, and real estate, property, furniture, fixtures and equipment in the amount of $234,300 and $1,000,000 in intangibles, consisting primarily of the perceived value associated with the deposit base being assumed. Citizens Financial Services, Inc. expects to account for the transaction as an acquisition of assets and assumption of liabilities by First Citizens. The acquisition is subject to the approval of federal regulatory authorities and is expected to be consummated by the end of the first quarter of 1996.

          As of November 30, 1995, Citizens Financial Services,
     Inc. had total assets of $245,781,000.

Item 6.   Resignations of Registrant's Directors.

          Not Applicable.

Item 7.   Financial Statements and Exhibits.

               99 Press Release of Registrant, Citizens Financial Services Corporation, dated December 4, 1995, in connection with the acquisition of certain assets and the assumption of certain liabilities associated with a branch acquisition transaction.

Item 8    Change in Fiscal Year.

          Not Applicable.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized


                              Citizens Financial Services, Inc.
                              (Registrant)



                              /s/Richard E. Wilber
                              Richard E. Wilber, President and
                              Chief Executive Officer


Date:  December 11, 1995